SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)  April 15, 1998
                                                    ----------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



     1-8483                                     95-3825062
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(Commission File Number)                    (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California               90245
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(Address of Principal Executive Offices)                              (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)



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Item 5.           Other Events.



On April 15, 1998 the following news release was issued:



                   Unocal Canada completes exchange of assets
                     for Tarragon common stock and debenture
                     ---------------------------------------



         El Segundo, Calif., April 15, 1998 - Unocal Corporation said today that its Unocal Canada Limited subsidiary has completed the exchange of certain of its Canadian oil and gas assets for approximately $208 million (C$297 million) in common stock and debenture of Tarragon Oil and Gas Limited.

         Under the transaction, Unocal Canada received 21 million shares of Tarragon common stock and a $70 million (C$100 million) Tarragon subordinated debenture with a floating coupon rate of 150 basis points over the three-year Government of Canada Treasury bond rate (fixed quarterly). The common share position gives Unocal Canada a 28.7-percent ownership in Tarragon.

         The transaction also gives Unocal representation on Tarragon's board of directors. Unocal has the option to participate on a limited basis in any future equity offerings by Tarragon to permit Unocal to maintain its interest. Unocal is not generally permitted to increase its interest in Tarragon.

         "This exchange enables us to realize full value for these Canadian assets and participate in the growth potential of Tarragon's other operations," said Charles R. Williamson, Unocal group vice president.

         Williamson added that the exchange is accretive to Unocal's reserves and production. "We also expect to see Tarragon's aggressive approach increase reserves and production in the future."

         Unocal Canada transferred all of its producing oil and gas assets in Alberta, essentially all of its producing assets in British Columbia, substantially all of its undeveloped lands in Alberta and certain of its undeveloped lands in British Columbia to Tarragon.

         These assets include proved reserves of approximately 31 million barrels of oil equivalent (boe), 348,000 net acres of undeveloped land, up to 24,700 miles (39,500
kilometers)   of  2-D  seismic  data,  and  1,400  linear  miles  (2,200  linear kilometers)  of  proprietary  3-D  seismic  data.  The  undeveloped  land  being transferred to Tarragon is comprised of 330,000 net acres in Alberta (78% average working interest) and 18,000 net acres in British Columbia (74% average working interest).

         Net production from the Unocal Canada properties currently averages about 12,700 boe per day. The Unocal Canada reserves and production data are reported on a U.S. basis after royalties, with natural gas converted at a 6:1 ratio.

         Unocal Canada will retain its interests in the Alliance Pipeline project, the Aitken Creek Gas Storage Project in British Columbia, the Cal Ven Pipeline, interests in the Northwest Territories and oil and gas producing properties located in Southwest Saskatchewan. Net production from Southwest Saskatchewan is about 6,200 boe per day. Unocal Canada is currently in discussions with certain parties regarding the non-operated Southwest Saskatchewan assets.

         Unocal Canada has approximately 100 employees. Under the terms of the agreement, Tarragon has offered employment opportunities to the Unocal Canada employees who are necessary to operate the assets, as well as those employees that have the skills and necessary experience to benefit the expanded Tarragon organization.

         The transaction has been approved by Tarragon's stockholders and necessary government agencies. Tarragon stock closed at $6.56 (C$9.40) on the Toronto exchange yesterday (April 14).

         CIBC  Wood   Gundy  Securities  Inc.  advised  Unocal  in   respect  to
 this transaction.

         Unocal is one of the world's largest independent oil and gas exploration and production companies, with major resource development, power plant and pipeline projects in Central and Southeast Asia, Latin America and the U.S. Gulf of Mexico region.

         Forward-looking statements, including estimates of future business arrangements and operating forecasts in this news release are based on assumptions concerning market, competitive, regulatory, environmental, operational and other considerations. Actual results could differ materially.

         For more information about Unocal and its activities, visit Unocal's web site at www.unocal.com.

                             Unocal Canada Limited/
                          Tarragon Oil and Gas Limited

                            Asset Exchange Fact Sheet

U.S. DOLLAR AMOUNTS ARE CONVERTED AT THE 4/14/98 FOREIGN CURRENCY EXCHANGE RATE; MARKET PRICES QUOTED AT CLOSE OF TRADING ON TORONTO STOCK EXCHANGE ON 4/14/98. PRODUCTION AND RESERVE DATA ARE STATED IN ACCORDANCE WITH ACCEPTED U.S. REPORTING PRACTICES

Value of          Approximately $208 million (C$297 million):  21 million shares
transaction         of Tarragon Oil & Gas Limited - market value ~$6.56 (C$9.40)
                    /share   $70  million  (C$100    million)  in  senior   sub-
                    ordinated  debentures with a floating coupon   rate (current
                    rate: 7.04%)

 Unocal Canada Producing properties: Slave, Red Earth and Sturgeon fields assets contributed fields in northern Alberta; Kakwa, Kaybob and Virginia Hills in west-central Alberta; and  Fireweed in  northeast British
                    Columbia 348,000 net acres undeveloped land Up to 24,700 miles of 2-D seismic data 1,400 linear miles of proprietary
                    3-D seismic


UNOCAL CANADA ASSET OPERATING DATA (1997)
Proved reserves
(12/31/97)          31 million boe: 15.9 mmbbl oil & NGL, 91.4 bcf gas

Net production      12,700 boe/d: 7,900 bbl oil & NGL/d,
                     29 mmcf gas/d


UNOCAL'S PRO FORMA 28.7% INTEREST IN TARRAGON
Proved reserves
(12/31/97)          57.9 million boe: 28 million bbl oil & NGL,
                     182 bcf gas


Production          17,100 boe/d: 8,300 bbl oil & NGL/d,
                     53 mmcf gas/d



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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                           UNOCAL CORPORATION
                                               (Registrant)




Date:  April 20, 1998                       By:  /s/ JOE D. CECIL
---------------------                       --------------------------
                                            Joe D. Cecil
                                            Vice President and Comptroller